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                                                                    EX-99.23.j.i
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated June 21, 2001 for the Paragon Strategic Ascent Fund and the Paragon Dynamic Fortress Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 27 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (file No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.


    /s/

McCurdy & Associates CPA's, Inc.

Westlake, Ohio
October 25 2001